                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                       AND

                              BANKNORTH GROUP, INC.

                            DATED AS OF JUNE 1, 1999

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.......................................................1

ARTICLE II  THE MERGER.......................................................8

      2.1   The Merger.......................................................8
      2.2   Effective Time; Closing..........................................9
      2.3   Treatment of Capital Stock......................................10
      2.4   Shareholder Rights; Stock Transfers.............................10
      2.5   Fractional Shares.............................................. 10
      2.6   Exchange Procedures.............................................11
      2.7   Anti-Dilution Provisions........................................12
      2.8   Options........................................................ 12
      2.9   Additional Actions............................................. 13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................. 13

      3.1   Capital Structure...............................................13
      3.2   Organization, Standing and Authority of the Company............ 14
      3.3   Ownership of the Company Subsidiaries.......................... 14
      3.4   Organization, Standing and Authority of the Company
            Subsidiaries................................................... 15
      3.5   Authorized and Effective Agreement............................. 15
      3.6   Securities Documents and Regulatory Reports.....................16
      3.7   Financial Statements........................................... 17
      3.8   Material Adverse Change........................................ 18
      3.9   Environmental Matters.......................................... 18
      3.10  Tax Matters.................................................... 18
      3.11  Legal Proceedings.............................................. 19
      3.12  Compliance with Laws........................................... 20
      3.13  Certain Information............................................ 20
      3.14  Employee Benefit Plans......................................... 21
      3.15  Certain Contracts.............................................. 23
      3.16  Brokers and Finders............................................ 23
      3.17  Insurance...................................................... 23
      3.18  Properties..................................................... 24
      3.19  Labor.......................................................... 24
      3.20  Loans; Nonperforming and Classified Assets......................24
      3.21  Administration of Fiduciary Accounts............................25
      3.22  Derivative Transactions.........................................25
      3.23  Year 2000.......................................................25

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
      3.24  Required Vote; Company Rights Agreement; Antitakeover
             Provisions.................................................... 26
      3.25  Ownership of PHFG Common Stock................................. 26
      3.26  Fairness Opinion............................................... 26
      3.27  Accounting for the Merger; Reorganization...................... 27
      3.28  Disclosures.................................................... 27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PHFG......................... 27

      4.1   Capital Structure.............................................. 27
      4.2   Organization, Standing and Authority of PHFG................... 27
      4.3   Ownership of the PHFG Subsidiaries............................. 28
      4.4   Organization, Standing and Authority of the PHFG
            Subsidiaries................................................... 28
      4.5   Authorized and Effective Agreement............................. 28
      4.6   Securities Documents and Regulatory Reports.................... 30
      4.7   Financial Statements........................................... 30
      4.8   Material Adverse Change........................................ 31
      4.9   Environmental Matters.......................................... 31
      4.10  Tax Matters.................................................... 32
      4.11  Legal Proceedings.............................................. 32
      4.12  Compliance with Laws........................................... 32
      4.13  Certain Information............................................ 33
      4.14  Employee Benefit Plans......................................... 33
      4.15  Certain Contracts.............................................. 35
      4.16  Brokers and Finders............................................ 35
      4.17  Insurance...................................................... 35
      4.18  Properties..................................................... 35
      4.19  Labor.......................................................... 36
      4.20  Loans...........................................................36
      4.21  Administration of Fiduciary Accounts............................36
      4.22  Derivative Transactions.........................................37
      4.23  Year 2000.......................................................37
      4.24  Required Vote; PHFG Rights Agreement; Antitakeover
            Provisions..................................................... 37
      4.25  Ownership of Company Common Stock.............................. 38
      4.26  Fairness Opinion............................................... 38
      4.27  Accounting for the Merger; Reorganization...................... 38
      4.28  Disclosures.................................................... 38

ARTICLE V  COVENANTS....................................................... 38

      5.1   Reasonable Best Efforts........................................ 38
      5.2   Shareholder Meetings........................................... 39
      5.3   Regulatory Matters............................................. 39

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
      5.4   Investigation and Confidentiality.............................. 40
      5.5   Press Releases................................................. 40
      5.6   Business of the Parties........................................ 41
      5.7   Current Information............................................ 45
      5.8   Indemnification; Insurance..................................... 45
      5.9   Directors and Officers......................................... 47
      5.10  Employee Benefit Plans and Arrangements........................ 47
      5.11  Stock Exchange Listing......................................... 49
      5.12  The Bank Mergers; Consolidation of Trust Operations............ 49
      5.13  Affiliates; Restrictions on Resale............................. 50
      5.14  Disclosure Supplements......................................... 50
      5.15  Failure to Fulfill Conditions.................................. 50

ARTICLE VI  CONDITIONS PRECEDENT........................................... 51

      6.1   Conditions Precedent - PHFG and the Company.................... 51
      6.2   Conditions Precedent - The Company............................. 52
      6.3   Conditions Precedent - PHFG.................................... 53

ARTICLE VII  TERMINATION, WAIVER AND AMENDMENT............................. 54

      7.1   Termination.................................................... 54
      7.2   Effect of Termination.......................................... 57
      7.3   Survival of Representations, Warranties and Covenants.......... 57
      7.4   Waiver......................................................... 57
      7.5   Amendment or Supplement........................................ 57

ARTICLE VIII  MISCELLANEOUS................................................ 58

      8.1   Expenses....................................................... 58
      8.2   Entire Agreement............................................... 58
      8.3   Assignment; Successors......................................... 58
      8.4   Notices........................................................ 58
      8.5   Alternative Structure.......................................... 59
      8.6   Interpretation................................................. 60
      8.7   Counterparts................................................... 60
      8.8   Governing Law.................................................. 60

Exhibit A  Form of Company Stock Option Agreement
Exhibit B  Form of PHFG Stock Option Agreement
Exhibit C  Matters to be covered by Opinion(s) of Counsel to PHFG
Exhibit D  Matters to be covered by Opinion(s) of Counsel to the Company

                          AGREEMENT AND PLAN OF MERGER

      Agreement and Plan of Merger (the "Agreement"), dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc. ("PHFG"), a Maine corporation, and Banknorth Group, Inc. (the "Company"), a Delaware corporation.

                             W I T N E S S E T H:

      WHEREAS, the Boards of Directors of PHFG and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein; and

      WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

      WHEREAS, as a condition and inducement to PHFG's willingness to enter into this Agreement, the Company is concurrently entering into a Stock Option Agreement with PHFG (the "Company Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which the Company is granting to PHFG the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances;

      WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, PHFG is concurrently entering into a Stock Option Agreement with the Company (the "PHFG Stock Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which PHFG is granting to the Company the option to purchase shares of PHFG Common Stock (as defined herein) under certain circumstances;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

      "Articles of Merger" shall have the meaning set forth in Section 2.2 hereof.

      "Bank Mergers" shall have the meaning set forth in Section 5.12 hereof.

      "Bank Merger Agreements" shall have the meaning set forth in Section 5.12 hereof.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "BIF" means the Bank Insurance Fund administered by the FDIC or any successor thereto.

      "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

      "Certificates" shall have the meaning set forth in Section 2.4 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commission" shall mean the Securities and Exchange Commission, or any successor thereto.

      "Company Banks" shall mean the Company Massachusetts Bank, the Company New Hampshire Bank, the Company New York Bank, the Company Vermont Banks and the Company Trust Company.

      "Company Capital Securities" shall mean the 10.52% Capital Securities issued by Banknorth Capital Trust I.

      "Company Common Stock" shall mean the common stock, par value $1.00 per share, of the Company and, unless the context otherwise requires, related Company Rights.

      "Company Deferred Compensation Plan" means the 1994 Deferred Compensation Plan for Directors and Selected Officers of the Company and Participating Affiliates.

      "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

      "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 1998, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 1998, 1997 and 1996 as filed by the Company in its Securities Documents, and
(ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to December 31, 1998.

      "Company Massachusetts Bank" shall mean First Massachusetts Bank, NA, a national bank and a wholly-owned subsidiary of the Company.

      "Company New Hampshire Bank" shall mean Farmington National Bank, a national bank and a wholly-owned subsidiary of the Company.

      "Company New York Bank" shall mean Evergreen Bank, N.A., a national bank and a wholly-owned subsidiary of the Company.

      "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Stock Option Plans.

      "Company Preferred Stock" shall mean the preferred stock par value $.01 per share, of the Company.

      "Company Rights" shall mean the rights attached to shares of Company Common Stock pursuant to the Company Rights Agreement.

      "Company Rights Agreement" shall mean the Rights Agreement, dated as of November 27, 1990, and amended and restated as of September 4, 1998, between the Company and Registrar and Transfer Company, as Rights Agent.

      "Company Stock Option Agreement" shall have the meaning set forth in the third WHEREAS clause to this Agreement.

      "Company Stock Option Plans" shall mean (i) the Company's 1997 Equity Compensation Plan and the Company's Comprehensive Long-Term Executive Incentive Plan for Officers and Other Key Employees and (ii) stock option plans of Evergreen Bancorp, Inc. under which the Company has assumed options that now represent the right to purchase shares of Company Common Stock in connection with the acquisition of such company.

      "Company Trust Company" shall mean "The Stratevest Group, N.A.," a limited charter national bank and a wholly-owned subsidiary of the Company.

      "Company Vermont Banks" shall mean The Howard Bank, N.A., First Vermont Bank and Trust Company, Franklin Lamoille Bank and Granite Savings Bank and Trust Company, each of which is a national bank or a Vermont-chartered bank and a wholly-owned subsidiary of the Company.

      "Confidentiality Agreement" means the confidentiality agreement, dated May 21, 1999, between the Company and PHFG.

      "DGCL" shall mean the Delaware General Corporate Law, as amended.

      "DOJ" shall mean the United States Department of Justice.

      "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

      "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

      "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall have the meaning set forth in Section 2.6(a) hereof.

      "Exchange Ratio" shall have the meaning set forth in Section 2.3(b) hereof.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

      "FFIEC" shall mean the Federal Financial Institutions Examination Council, or any successor thereto.

      "FHLB" shall mean Federal Home Loan Bank.

      "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by PHFG in connection with the issuance of shares of PHFG Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

      "FRB" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "Lien" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

      "Loan" shall have the meaning set forth in Section 3.20(a) hereof.

      "Massachusetts Bank Commissioner" shall mean the Commissioner of Banks of the Commonwealth of Massachusetts.

      "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

      "Material Adverse Effect" shall mean, with respect to PHFG or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of PHFG and its Subsidiaries taken as whole and the Company and its Subsidiaries taken as a whole, respectively, or
(ii) materially impairs the ability of the Company, PHFG or any of their respective banking subsidiaries to consummate the transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include (a) the impact of changes in laws and regulations or interpretations thereof that are generally applicable to the banking industry or generally accepted accounting principles that are generally applicable to the banking industry, (b) reasonable expenses incurred in connection with the transactions contemplated hereby and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby.

      "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

      "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

      "MBCA" shall mean the Maine Business Corporation Act, as amended.

      "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor thereto.

      "New Hampshire Bank Commissioner" shall mean the Bank Commissioner of the State of New Hampshire.

      "OCC" shall mean the Office of the Comptroller of the Currency of the U.S. Department of the Treasury, or any successor thereto.

      "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury, or any successor thereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "PHFG Articles of Incorporation" or "Articles of Incorporation of PHFG" shall mean the Amended and Restated Articles of Incorporation of PHFG, as amended.

      "PHFG Banks" shall mean the PHFG Maine Bank, the PHFG New Hampshire Bank, the PHFG Massachusetts Bank and the PHFG Connecticut Bank.

      "PHFG Capital Securities" shall mean the 9.06% Capital Securities issued by Peoples Heritage Capital Trust I and any similar capital securities which may be issued by a trust subsidiary of PHFG in the future.

      "PHFG Common Stock" shall mean the common stock, par value $.01 per share, of PHFG and, unless the context otherwise requires, related PHFG Rights.

      "PHFG Connecticut Bank" shall mean Glastonbury Bank and Trust Company, a Connecticut commercial bank and trust company and a wholly-owned subsidiary of PHFG.

      "PHFG Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

      "PHFG Employee Stock Benefit Plans" shall mean (i) the following employee benefit plans of PHFG: 1986 Stock Option and Stock Appreciation Rights Plan, 1986 Employee Stock Purchase Plan, Thrift Incentive Plan, Profit Sharing Employee Stock Ownership Plan, Restricted Stock Plan for Non-Employee Directors, Amended and Restated 1995 Stock Option Plan for Non-Employee Directors, 1996 Equity Incentive Plan and Dividend Reinvestment Plan and (ii) stock option plans of acquired companies under which PHFG has assumed options that now represent the right to purchase shares of Company Common Stock in connection with the acquisition of such companies.

      "PHFG Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of PHFG as of December 31, 1998, 1997 and 1996 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG for each of the three years ended December 31, 1998, 1997 and 1996 as filed by PHFG in its Securities Documents, and (ii) the consolidated balance sheets of PHFG (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG included in the Securities Documents filed by PHFG with respect to the quarterly and annual periods ended subsequent to December 31, 1998.

      "PHFG Maine Bank" shall mean Peoples Heritage Savings Bank, a Maine-chartered bank and a wholly-owned subsidiary of PHFG.

      "PHFG Massachusetts Bank" shall mean Family Bank, F.S.B., a federally-chartered savings bank and a wholly-owned subsidiary of PHFG.

      "PHFG New Hampshire Bank" shall mean Bank of New Hampshire, a New Hampshire-chartered commercial bank and a wholly-owned subsidiary of PHFG.

      "PHFG Options" shall mean options to purchase shares of PHFG Common Stock granted pursuant to a PHFG Employee Stock Benefit Plan.

      "PHFG Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of PHFG.

      "PHFG Rights" shall mean the rights attached to shares of PHFG Common Stock pursuant to PHFG Rights Agreement.

      "PHFG Rights Agreement" shall mean the Stockholder Rights Agreement, dated as of September 12, 1989, between PHFG and American Stock Transfer & Trust Company, in its capacity as Rights Agent, as in effect as of the date hereof and as will be amended and restated prior to the expiration thereof.

      "PHFG Stock Option Agreement" shall have the meaning set forth in the second WHEREAS clause in this Agreement.

      "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.14 hereof.

      "Proxy Statement" shall mean the prospectus/ joint proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of PHFG and the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

      "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

      "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

      "Superintendent" shall mean the Superintendent of the Bureau of Banking of the State of Maine.

      "Surviving Corporation" shall have the meaning specified in Section 2.1(a) hereof.

      "Vermont Bank Commissioner" shall mean the Vermont Commissioner of Banking, Insurance and Securities.

      Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1   The Merger

      (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into PHFG (the "Merger") in accordance with the applicable provisions of the MBCA and the DGCL. PHFG shall be the surviving corporation of the Merger (hereafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Maine. The name of the Surviving Corporation shall be "Banknorth Group, Inc." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

      (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 905 of the MBCA and Sections 259-61 of the DGCL.

      (c) Upon consummation of the Merger, the Articles of Incorporation of PHFG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed in accordance with their terms and applicable law, except that Article 1 of such Articles of Incorporation shall be amended to state in its entirety as follows:

          The name of the corporation is Banknorth Group, Inc. (hereinafter referred to as the "Corporation") and it is located at One Portland Square, Portland, Maine 04112-9450.

      Upon consummation of the Merger, the Bylaws of PHFG, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until altered, amended or repealed in accordance with their terms and applicable law.

      (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of PHFG immediately prior to the Effective Time.

      (e) Upon consummation of the Merger, (i) the directors of the Surviving Corporation shall be up to 15 of the persons serving as director of PHFG immediately prior to the Effective Time, Angelo P. Pizzagalli, who shall serve as Chairman of the Executive Committee of the Board of Directors of the Surviving Corporation, and five other persons serving as director of the Company immediately prior to the Effective Time designated by the Company and who both meet the director qualification requirements set forth in the Bylaws of the Surviving Corporation and are otherwise reasonably acceptable to PHFG and (ii) the executive officers of the Surviving Corporation shall be the persons serving as executive officers of PHFG immediately prior to the Effective Time, as well as Richard J. Fitzpatrick, who shall be an Executive Vice President and head of the Surviving Corporation's Vermont and New York banking operations, and Thomas
J. Pruitt, who shall be an Executive Vice President of the Surviving Corporation. The directors and executive officers of the Surviving Corporation at the Effective Time shall serve for such terms as are specified in or determined pursuant to the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.2   Effective Time; Closing

      The Merger shall become effective upon the occurrence of the filing of (i) articles of merger (the "Articles of Merger") with the Secretary of State of the State of Maine pursuant to the MBCA and (ii) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware pursuant to the DGCL, unless a later date and time is specified as the effective time in such Articles of Merger and Certificate of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of PHFG in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to PHFG and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3   Treatment of Capital Stock

      Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

      (a) each share of PHFG Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

      (b) subject to Section 2.5 hereof and Section 7.1(h) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by PHFG, the Company or any of their respective wholly-owned Subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be cancelled and retired without consideration) shall become and be converted into the right to receive 1.825 shares of PHFG Common Stock (subject to possible adjustment as set forth in Sections 2.7 and 7.1(h) hereof, the "Exchange Ratio").

2.4   Shareholder Rights; Stock Transfers

      At the Effective Time, each holder of a certificate or certificates representing outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with Section
2.6 hereof, certificates representing the number of whole shares of PHFG Common Stock, and any cash in lieu of a fractional share interest, into which such shares of Company Common Stock shall have been converted pursuant to Section 2.3 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to PHFG or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in Section 2.6 hereof, except as otherwise provided by law.

2.5   Fractional Shares

      (a) No certificates or scrip representing fractional shares of PHFG Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights as a stockholder of the Surviving Corporation.

      (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted into shares of PHFG Common Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share PHFG Common Stock (after taking into account all Certificates delivered by such holder) shall, at the time of surrender of the Certificate or Certificates representing such holder's shares of Company Common Stock, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of PHFG Common Stock by the closing price of a share of PHFG Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent.

2.6   Exchange Procedures

      (a) At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to an agent, duly appointed by PHFG (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of PHFG Common Stock into which the shares of Company Common Stock theretofore represented by the Certificate or Certificates so surrendered shall have been converted as provided in Section 2.3(b) hereof. As promptly as practicable after the Effective Time, but in no event later than five business days after the Company's transfer agent delivers a certified shareholders' list to the Exchange Agent, the Exchange Agent shall mail to each holder of record of an outstanding Certificate which is to be exchanged for PHFG Common Stock as provided in
Section 2.3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for a certificate or certificates evidencing PHFG Common Stock or cash in lieu of any fractional share interest. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Affiliate of the Company (as defined in Section 5.13(a) hereof) shall not be exchanged for certificates representing shares of PHFG Common Stock in accordance with the terms of this Agreement until PHFG has received a written agreement from such person as specified in Section 5.13(b).

      (b) No holder of a Certificate shall be entitled to receive any dividends in respect of the PHFG Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of PHFG Common Stock. In the event that dividends are declared and paid by PHFG in respect of PHFG Common Stock after the Effective Time but prior to any holder's surrender of Certificates, dividends payable to such holder in respect of shares of PHFG Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the Certificates. PHFG shall be entitled, after the Effective Time, to treat Certificates as evidencing ownership of the number of whole shares of PHFG Common Stock into which the shares of Company Common Stock represented by such Certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such Certificates.

      (c) PHFG shall not be obligated to deliver a certificate or certificates representing shares of PHFG Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this
Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by PHFG. If any certificate evidencing shares of PHFG Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of PHFG Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.7   Anti-Dilution Provisions

      If, between the date hereof and the Effective Time, the shares of PHFG Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

2.8   Options

      (a) At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of PHFG Common Stock, and PHFG shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) PHFG and the Human Resources Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by PHFG may be exercised solely for shares of PHFG Common Stock, (iii) the number of shares of PHFG Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of PHFG Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. PHFG and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 2.8.

      (b) Within five business days after the Effective Time, PHFG shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of PHFG Common Stock subject to the options referred to in paragraph (a) of this Section 2.8 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

2.9   Additional Actions

      If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to PHFG that, except as Previously
Disclosed:

3.1   Capital Structure

      The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. As of the date hereof, there are 23,226,457 shares of Company Common Stock issued and outstanding, 321,935 shares of Company Common Stock are directly or indirectly held by the Company as treasury stock and there are no shares of Company Preferred Stock outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except by virtue of (i) the Company Stock Option Agreement, (ii) the Company Rights, (iii) outstanding Rights as of the date hereof to acquire (x) an aggregate of 1,175,332 shares of Company Common Stock upon the exercise of options granted pursuant to the Company Stock Option Plans, as Previously Disclosed, and (y) 225,870 shares of Company Common Stock pursuant to the Company Deferred Compensation Plan, as Previously Disclosed, and (iv) Rights which may be granted after the date hereof in the ordinary course pursuant to the Company Deferred Compensation Plan or with the written consent of PHFG pursuant to Section 5.6(a) hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company. The Company has not repurchased any shares of Company Common Stock during the two years preceding the date hereof, except for any such repurchases (including the number of shares, date repurchased, repurchase price and the purpose thereof) as are Previously Disclosed.

3.2   Organization, Standing and Authority of the Company

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Company has heretofore delivered to PHFG true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3   Ownership of the Company Subsidiaries

      The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified its Significant Subsidiaries. Except for (i) capital stock or other ownership interests in the Company Subsidiaries, (ii) stock in the FHLB of Boston and the Federal Reserve Bank of Boston, (iii) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (iv) the PHFG Stock Option Agreement, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided by the National Bank Act with respect to an entity chartered thereunder), and, except in the case of the Company Capital Securities, are directly or indirectly owned by the Company free and clear of all Liens or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and, except for agreements entered into in connection with the issuance of the Company Capital Securities, there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4   Organization, Standing and Authority of the Company Subsidiaries

      Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of each Company Bank which is authorized to accept deposits are insured by the BIF to the maximum extent permitted by the FDIA, and each Company Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to PHFG true and complete copies of the articles of incorporation and bylaws or equivalent documents of each Company Subsidiary as in effect as of the date hereof.

3.5   Authorized and Effective Agreement

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by PHFG, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Mergers), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

      (c) Except for (i) the filing of applications or notices with, and the consents, approvals or waivers of, as applicable, the FRB, the DOJ, the Superintendent, the Vermont Bank Commissioner and the Massachusetts Board, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) the approval of this Agreement by the requisite vote of the shareholders of the Company, (iv) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, in each case in connection with the Merger, and (v) such corporate approvals and such applications or notices with, and consents, approvals or waivers of, the OCC, the OTS, the FDIC, the New Hampshire Bank Commissioner, the Vermont Bank Commissioner and the Massachusetts Bank Commissioner as may be applicable in connection with a Bank Merger, no consents, approvals or waivers of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or a Company Bank in connection with (i) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (ii) the execution and delivery by an applicable Company Bank of a Bank Merger Agreement and the consummation by such Company Bank of the transactions contemplated thereby.

      (d) As of the date hereof, the Company is not aware of any reason relating to the Company or a Company Subsidiary (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreements and (ii) the continuation by PHFG after the Effective Time of the business of the Company and the Company Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a Material Adverse Effect on PHFG or the Company or materially impair the value of the Company and the Company Subsidiaries to PHFG.

3.6   Securities Documents and Regulatory Reports

      (a) Since January 1, 1996, the Company has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Since January 1, 1996, the Company and each Company Subsidiary have duly filed with the applicable Governmental Entities in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company or a Company Subsidiary by a Governmental Entity, neither the Company nor any Company Subsidiary was required to correct or change any action, procedure or proceeding which the Company believes has not been corrected or changed as required in all material respects.

3.7   Financial Statements

      (a) The Company has previously delivered or made available to PHFG accurate and complete copies of the Company Financial Statements for all periods prior to the date hereof, which, in the case of the consolidated statements of financial condition of the Company as of December 31, 1998, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1998, 1997 and 1996, are accompanied by the audit reports of KPMG LLP, independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to
Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

      (b) Each of the Company Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Company Subsidiaries.

      (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of March 31, 1999 (including related notes) and (ii) of liabilities incurred since March 31, 1999 in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8   Material Adverse Change

      Since March 31, 1999, (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

3.9   Environmental Matters

      (a) To the best of the Company's knowledge, the Company and the Company Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

      (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

      (d) The Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof or which secure loans of a Company Subsidiary as of the date hereof.

3.10  Tax Matters

      (a) The Company and the Company Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor any Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

      (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and the Company Subsidiaries are complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of the Company and the Company Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or any Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

      (c) Neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11  Legal Proceedings

      There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary or against any asset, interest or right of the Company or any Company Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is a party to any order, judgment or decree which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12  Compliance with Laws

      (a) The Company and each Company Subsidiary has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

      (b) Neither the Company nor any Company Subsidiary is in violation of its respective Certificate of Incorporation and Bylaws or equivalent documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor any Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or a Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or bank holding companies issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

3.13  Certain Information

      None of the information relating to the Company and the Company Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and PHFG and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.14  Employee Benefit Plans

      (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), and the Company has previously furnished or made available to PHFG accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

      (b) None of the Company, any Company Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Company or any Company Subsidiary. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

      (c) Neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

      (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at March 31, 1999 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

      (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

      (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

      (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

      (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof relating to a Company Employee Plan.

      (i) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (i) entitle any director, officer, employee or consultant of or to the Company or any Company Subsidiary to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any Company Employee Plan or (iii) result in any material increase in benefits payable under any Company Employee Plan.

      (j) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.

      (k) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of the Company, PHFG or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

3.15  Certain Contracts

      (a) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase) or the guarantee by the Company or a Company Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary, (iv) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, or (v) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

      (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16  Brokers and Finders

      Except for an agreement with Sandler O'Neill & Partners, L.P., as Previously Disclosed, neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17  Insurance

      The Company and each Company Subsidiary are insured, and during each of the past three calendar years have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and have maintained all insurance required by applicable laws and regulations.

3.18  Properties

      All real and personal property owned by the Company or a Company Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of March 31, 1999 included in the Company Financial Statements or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of March 31, 1999 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19  Labor

      No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which reasonably could be expected to have a Material Adverse Effect on the Company. Employees of the Company and any Company Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or a Company Subsidiary during the past five years.

3.20  Loans; Nonperforming and Classified Assets

      (a) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles, in each case except as such would not have a Material Adverse Effect on the Company.

      (b) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of March 31, 1999: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

3.21  Administration of Fiduciary Accounts

      The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.22  Derivative Transactions

      Between December 31, 1998 and the date hereof, neither the Company nor any of its Subsidiaries entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

3.23  Year 2000

      Neither the Company nor any of its Subsidiaries has received a current rating of less than "satisfactory" on any Year 2000 Report of Examination of any Governmental Entity. The Company has disclosed or made available to PHFG a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

3.24  Required Vote; Company Rights Agreement; Antitakeover Provisions

      (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

      (b) The amendment to the Company Rights Agreement previously furnished to PHFG has been duly authorized and adopted by the Company and the Company has otherwise taken all action necessary so that the entering into this Agreement and the Company Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Company Rights to be exercised, distributed or triggered by any person or entity. There is no Acquiring Person, and neither a Distribution Date nor a Shares Acquisition Date has occurred, in each case as such terms are defined in the Company Rights Agreement.

      (c) Based on the representation and warranty of PHFG contained in Section 4.24, no "control share acquisition," business combination moratorium," "fair price" or other form of antitakeover statute or regulation, including without limitation Section 203 of the DGCL, is applicable to this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has taken all necessary action so that the provisions of Article Thirteenth of the Company's Certificate of Incorporation do not and will not apply to this Agreement and the transactions contemplated hereby.

3.25  Ownership of PHFG Common Stock

      Except for the PHFG Option Agreement, as of the date hereof, none of the Company or any of its Subsidiaries, or to Company's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of PHFG Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding PHFG Common Stock.

3.26  Fairness Opinion

      The Company has received a written opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Stock.

3.27  Accounting for the Merger; Reorganization

      As of the date hereof, the Company does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the Code.

3.28  Disclosures

      None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to PHFG in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PHFG

      PHFG represents and warrants to the Company that, except as Previously
Disclosed:

4.1   Capital Structure

      The authorized capital stock of PHFG consists of 200,000,000 shares of PHFG Common Stock and 5,000,000 shares of PHFG Preferred Stock. As of the date hereof, there are 104,618,066 shares of PHFG Common Stock issued and outstanding, 2,029,417 shares of PHFG Common Stock are held as treasury stock and not outstanding and there are no shares of PHFG Preferred Stock issued and outstanding. All outstanding shares of PHFG Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of PHFG Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of PHFG, except for (i) shares of PHFG Common Stock issuable pursuant to PHFG Employee Stock Benefit Plans, (ii) shares of PHFG Common Stock issuable upon the exercise of PHFG Rights and (iii) by virtue of this Agreement and the PHFG Stock Option Agreement. The PHFG Common Stock to be issued in connection with the Merger is duly authorized (subject to receipt of all governmental approvals) and, when issued in accordance with the terms hereof, will be validly issued and fully paid and nonassessable.

4.2   Organization, Standing and Authority of PHFG

      PHFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on PHFG. PHFG is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. PHFG has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Bylaws of PHFG as in effect as of the date hereof.

4.3   Ownership of the PHFG Subsidiaries

      PHFG has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect PHFG Subsidiary and identified its Significant Subsidiaries as of the date hereof. The outstanding shares of capital stock of each PHFG Subsidiary which is a Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except in the case of the PHFG Capital Securities, are directly or indirectly owned by PHFG free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any PHFG Subsidiary which is a Significant Subsidiary and, except for agreements entered into in connection with the issuance of the PHFG Capital Securities, there are no agreements, understandings or commitments relating to the right of PHFG to vote or to dispose of such capital stock or other ownership interests.

4.4   Organization, Standing and Authority of the PHFG Subsidiaries

      Each PHFG Subsidiary which is a Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the United States or the laws of the jurisdiction in which it is organized, as applicable. Each of the PHFG Subsidiaries which is a Significant Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on PHFG. The deposit accounts of each PHFG Bank are insured by either the BIF or, in the case of certain deposits of each such institution, the SAIF to the maximum extent permitted by the FDIA, and each PHFG Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

4.5   Authorized and Effective Agreement

      (a) PHFG has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of PHFG's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PHFG, except for the approval of this Agreement by PHFG's shareholders. This Agreement has been duly and validly executed and delivered by PHFG and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of PHFG which is enforceable against PHFG in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Mergers), nor compliance by PHFG with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of PHFG or any PHFG Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of PHFG or a PHFG Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PHFG or a PHFG Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PHFG or a PHFG Subsidiary.

      (c) Except for (i) the filing of applications or notices with, and the consents, approvals or waivers of, as applicable, the FRB, the DOJ, the Superintendent, the Vermont Bank Commissioner and the Massachusetts Board, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of PHFG Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of PHFG, (v) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, in each case in connection with the Merger, and (vi) such corporate approvals and such applications or notices with, and consents, approvals or waivers of, the OCC, the OTS, the FDIC, the New Hampshire Bank Commissioner, the Vermont Bank Commissioner and the Massachusetts Bank Commissioner as may be applicable in connection with a Bank Merger, no consents, approvals or waivers of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of PHFG or a PHFG Bank in connection with (i) the execution and delivery by PHFG of this Agreement and the consummation by PHFG of the transactions contemplated hereby and (ii) the execution and delivery by an applicable PHFG Bank of a Bank Merger Agreement and the consummation by such PHFG Bank of the transactions contemplated thereby.

      (d) As of the date hereof, PHFG is not aware of any reason relating to PHFG or a PHFG Subsidiary (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreements and (ii) the continuation by PHFG after the Effective Time of the business of each of PHFG, the Company and the Company Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of PHFG, could have a Material Adverse Effect on PHFG or the Company or materially impair the value of the Company and the Company Subsidiaries to PHFG.

4.6   Securities Documents and Regulatory Reports

      (a) Since January 1, 1996, PHFG has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Since January 1, 1996, PHFG and each PHFG Subsidiary have duly filed with the applicable Governmental Entities in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of PHFG or a PHFG Subsidiary by a Governmental Entity, neither PHFG nor any PHFG Subsidiary was required to correct or change any action, procedure or proceeding which PHFG believes has not been corrected or changed as required in all material respects.

4.7   Financial Statements

      (a) PHFG has previously delivered or made available to the Company accurate and complete copies of the PHFG Financial Statements for all periods prior to the date hereof, which, in the case of the consolidated statements of financial condition of PHFG as of December 31, 1998, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1998, 1997 and 1996, are accompanied by the audit reports of KPMG LLP, independent public accountants with respect to PHFG. The PHFG Financial Statements referred to herein, as well as PHFG Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of PHFG as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of PHFG for the respective periods or as of the respective dates set forth therein.

      (b) Each of the PHFG Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of PHFG and the PHFG Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards.

The books and records of PHFG and the PHFG Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of PHFG and the PHFG Subsidiaries.

      (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of PHFG as of March 31, 1999 (including related notes) and (ii) of liabilities incurred since March 31, 1999 in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby, neither PHFG nor any PHFG Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of PHFG on a consolidated basis.

4.8   Material Adverse Change

      Since March 31, 1999, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on PHFG.

4.9   Environmental Matters

      (a) To the best of PHFG's knowledge, PHFG and the PHFG Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on PHFG. Neither PHFG nor a PHFG Subsidiary has received any communication alleging that PHFG or a PHFG Subsidiary is not in such compliance and, to the best knowledge of PHFG, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) To the best of PHFG's knowledge, none of the properties owned, leased or operated by PHFG or a PHFG Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on PHFG.

      (c) To the best of PHFG's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against PHFG or a PHFG Subsidiary or against any person or entity whose liability for any Environmental Claim PHFG or a PHFG Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on PHFG.

4.10  Tax Matters

      PHFG and the PHFG Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither PHFG nor any PHFG Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by PHFG and any PHFG Subsidiary is pending or, to the best of PHFG's knowledge, threatened.

4.11  Legal Proceedings

      There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of PHFG threatened against PHFG or any PHFG Subsidiary or against any asset, interest or right of PHFG or any PHFG Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PHFG. Neither PHFG nor any PHFG Subsidiary is a party to any order, judgment or decree which has had or could reasonably be expected to have a Material Adverse Effect on PHFG.

4.12  Compliance with Laws

      (a) PHFG and each PHFG Subsidiary has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on PHFG; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of PHFG, no suspension or cancellation of any of the same is threatened.

      (b) Neither PHFG nor any PHFG Subsidiary is in violation of its respective Articles of Incorporation and Bylaws or equivalent documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on PHFG; and neither PHFG nor any PHFG Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that PHFG or a PHFG Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on PHFG. Neither PHFG nor any PHFG Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13  Certain Information

      None of the information relating to PHFG and the PHFG Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of PHFG and the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by PHFG to shareholders of the Company and PHFG in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

4.14  Employee Benefit Plans

      (a) PHFG has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of PHFG or any PHFG Significant Subsidiary (the "PHFG Employee Plans"), and PHFG has previously furnished or made available to the Company accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each PHFG Employee Plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

      (b) None of PHFG, any PHFG Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of PHFG's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of PHFG or any PHFG Subsidiary. To the best of PHFG's knowledge, no reportable event under
Section 4043(b) of ERISA has occurred with respect to any such pension plan.

      (c) Neither PHFG nor any PHFG Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

      (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each PHFG Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "PHFG Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of PHFG's knowledge, is threatened to be revoked and PHFG does not know of any ground on which such revocation may be based. Neither PHFG nor any PHFG Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of PHFG at March 31, 1999 included in the PHFG Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

      (e) To the best of PHFG's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any PHFG Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on PHFG.

      (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each PHFG Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any PHFG Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any PHFG Pension Plan.

      (g) To the best of PHFG's knowledge, the PHFG Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

      (h) There are no pending or, to the best knowledge of PHFG, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the PHFG Employee Plans or any trust related thereto or any fiduciary thereof relating to a PHFG Employee Plan.

4.15  Certain Contracts

      Neither PHFG nor any PHFG Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on PHFG, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16  Brokers and Finders

      Except for an agreement with Keefe, Bruyette & Woods, Inc., as Previously Disclosed, neither PHFG nor any PHFG Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17  Insurance

      PHFG and each PHFG Subsidiary are insured, and during each of the past three calendar years have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and have maintained all insurance required by applicable laws and regulations.

4.18  Properties

      All real and personal property owned by PHFG or a PHFG Subsidiary which is a Significant Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. PHFG has good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of PHFG as of March 31, 1999 included in the PHFG Financial Statements or acquired after such date, other than properties sold by PHFG in the ordinary course of business, except (i) Liens for current taxes not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of PHFG as of March 31, 1999 included in the PHFG Financial Statements. All real and personal property which is material to PHFG's business on a consolidated basis and leased or licensed by PHFG or a PHFG Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19  Labor

      No work stoppage involving PHFG or a PHFG Subsidiary which is a Significant Subsidiary is pending or, to the best knowledge of PHFG, threatened. Neither PHFG nor any PHFG Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which reasonably could be expected to have a Material Adverse Effect on PHFG. Employees of PHFG and any PHFG Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of PHFG's knowledge, there have been no efforts to unionize or organize any employees of PHFG or a PHFG Subsidiary during the past five years.

4.20  Loans

      (a) Each Loan on the books and records of PHFG and its Subsidiaries was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of PHFG, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles, in each case except as such would not have a Material Adverse Effect on PHFG.

      (b) PHFG has Previously Disclosed as to PHFG and each PHFG Subsidiary as of March 31, 1999: (i) any written or, to PHFG's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of PHFG's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by PHFG, a PHFG Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of PHFG or a PHFG Subsidiary, or to the best knowledge of PHFG, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

4.21  Administration of Fiduciary Accounts

      PHFG and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on PHFG. Neither PHFG nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failure to maintain records which would not have a Material Adverse Effect on PHFG.

4.22  Derivative Transactions

      Between December 31, 1998 and the date hereof, neither PHFG nor any of its Subsidiaries entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

4.23  Year 2000

      Neither PHFG nor any of its Subsidiaries has received a current rating of less than "satisfactory" on any Year 2000 Report of Examination of any Governmental Entity. PHFG has disclosed or made available to the Company a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

4.24  Required Vote; PHFG Rights Agreement; Antitakeover Provisions

      (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of PHFG Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of PHFG.

      (b) The amendment to the PHFG Rights Agreement previously furnished to the Company has been duly authorized and adopted by PHFG and PHFG has otherwise taken all action necessary so that the entering into this Agreement and the PHFG Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the PHFG Rights to be exercised, distributed or triggered by any person or entity. There is no Acquiring Person, and none of a Stock Acquisition Date, a Distribution Date or a Triggering Event has occurred, in each case as such terms are defined in the PHFG Rights Agreement.

      (c) Based on the representation and warranty of the Company contained in
Section 3.25, no "control share acquisition," business combination moratorium," "fair price" or other form of antitakeover statute or regulation, including without limitation Sections 611-A and 910 of the MBCA, is applicable to this Agreement and the transactions contemplated hereby.

4.25  Ownership of Company Common Stock

      Except for the Company Option Agreement, as of the date hereof, none of PHFG or any of its Subsidiaries, or to PHFG's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

4.26  Fairness Opinion

      PHFG has received a written opinion of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the PHFG Common Stock.

4.27  Accounting for the Merger; Reorganization

      As of the date hereof, PHFG does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a) of the Code.

4.28  Disclosures

      None of the representations and warranties of PHFG or any of the written information or documents furnished or to be furnished by PHFG to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1   Reasonable Best Efforts

      Subject to the terms and conditions of this Agreement, each of the Company and PHFG shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party hereto to that end.

5.2   Shareholder Meetings

      Each of PHFG and the Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of PHFG and the Board of Directors of the Company will recommend that the shareholders of PHFG and the Company, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of PHFG or the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3   Regulatory Matters

      (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of the parties hereto shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and PHFG and the Company each shall thereafter promptly mail the Proxy Statement to its respective shareholders. PHFG shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of PHFG Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

      (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Mergers). PHFG and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

      (c) PHFG and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of PHFG, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Bank Merger Agreements.

      (d) PHFG and the Company shall promptly furnish each other with copies of written communications received by PHFG or by the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement and the Bank Merger Agreements.

5.4   Investigation and Confidentiality

      (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

      (b) Each of the Company and PHFG shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries pursuant to
Section 5.4(a) in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

      (c) No investigation by either of the parties hereto or their respective representatives shall affect the representations, warranties, covenants or agreements of the other party set forth herein.

5.5   Press Releases

      PHFG and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following reasonable notification to the other party and provision to it of the form of proposed press release, from making any disclosure which is required by law or regulation.

5.6   Business of the Parties

      (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of PHFG, the Company and the Company Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use all reasonable efforts to
(x) preserve its business organization and that of the Company Subsidiaries intact, (y) keep available to itself and PHFG the present services of the employees of the Company and the Company Subsidiaries and (z) preserve for itself and PHFG the goodwill of the customers of the Company and the Company Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of PHFG, as expressly contemplated hereby or as Previously Disclosed as of the date hereof, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

            (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for (i) regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.18 per share and with record and payment dates consistent with past practice, provided that the declaration of the last quarterly dividend by the Company prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of, PHFG so as to preclude any duplication of dividend benefit and be consistent with the condition set forth in Section 6.1(f) hereof (it being the intention of the parties that the stockholders of the Company receive dividends for any particular quarter on either the Company Common Stock or the PHFG Common Stock but not both), and (ii) dividends paid by a Company Subsidiary on its capital stock to the Company;

            (ii) issue any shares of its capital stock, other than pursuant to
      (x) Company Options outstanding as of the date hereof pursuant to the Company Stock Option Plans, as Previously Disclosed pursuant to Section
      3.1 hereof, and (y) the Company Stock Option Agreement, or issue, grant, modify or authorize any Rights, other than the Company Stock Option Agreement; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

            (iii) amend its Certificate of Incorporation and Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by the Company in a Company Subsidiary of any material Lien or permit any such Lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

            (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof and (ii) in the case of employees who are not officers above the level of Vice President, such as may be granted in the ordinary course of business consistent with past practice;

            (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the Company's defined benefit Pension Plan or any other Company Employee Plan not in the ordinary course of business consistent with past practice;

            (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or a Company Subsidiary or guarantee by the Company or a Company Subsidiary of any such obligation, except in the case of a Company Subsidiary for deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee, or amend any such existing agreement, arrangement or commitment, provided that the Company or a Company Subsidiary may employ an employee if necessary to operate the business of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by the Company or the Company Subsidiary at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

            (vii) change its method of accounting in effect for the year ended December 31, 1998, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1998, except as required by changes in laws or regulations;

            (viii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

            (ix) make any capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

            (x) file any applications or make any contract with respect to branching or site location or relocation;

            (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

            (xii) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments other than for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments in the ordinary course of business consistent with past practices;

            (xiii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

            (xiv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of the Company to exercise its rights under PHFG Stock Option Agreement;

            (xv) take any action that would or could reasonably be expected to result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

            (xvi) agree to do any of the foregoing.

      (b) Except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, PHFG shall not, and shall cause each PHFG Subsidiary which is a Significant Subsidiary not to:

            (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the PHFG Common Stock, except for regular quarterly cash dividends which are not in excess of $.15 per share of PHFG Common Stock, provided, however, that nothing contained herein shall be deemed to affect the ability of a PHFG Subsidiary to pay dividends on its capital stock to PHFG;

            (ii) amend its Articles of Incorporation or Bylaws or equivalent documents in a manner which would adversely affect in any manner the terms of the PHFG Common Stock or the ability of PHFG or a PHFG Bank to consummate the transactions contemplated hereby;

            (iii) make any acquisition (including acquisitions of branch offices and related deposit liabilities), or take any other action that individually or in the aggregate could result in the Merger not being consummated or otherwise materially adversely affect the ability of PHFG to consummate the transactions contemplated hereby in a reasonably timely manner;

            (iv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of PHFG to exercise its rights under the Company Stock Option Agreement;

            (v) take any action that would or could reasonably be expected to result in any of the representations and warranties of PHFG contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of this Agreement, except in each case as may be required by applicable law; or

            (viii) agree to do any of the foregoing.

      (c) The Company shall not authorize or permit any of its directors, officers, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company, as advised by counsel, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party (other than PHFG or an affiliate of PHFG) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than PHFG with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.6(c). The Company will notify PHFG immediately if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform PHFG in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the Company or a Company Subsidiary (other than a transaction which is solely between Company Subsidiaries), (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of the Company or a Company Subsidiary or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of an interest in any class or series of equity securities of the Company (other than as permitted by Section 5.6(a)(ii) hereof) or a Company Subsidiary.

5.7   Current Information

      During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), the Company and PHFG will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company and PHFG will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, the Company and PHFG will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8   Indemnification; Insurance

      (a) From and after the Effective Time, PHFG (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to (i) the fact that he or she was a director, officer or employee of the Company or any Company Subsidiary or any of their respective predecessors or (ii) this Agreement, the Company Stock Option Agreement and the transactions contemplated hereby and thereby, to the fullest extent which such Indemnified Parties would be entitled under the Certificate of Incorporation and Bylaws of the Company or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by the Company pursuant to Section 3.15(a)(iii) hereof, in each case as in effect on the date hereof. Without limiting the foregoing, PHFG also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Certificate of Incorporation, Bylaws or similar governing documents of the Company and its Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Mergers and shall continue in full force and effect from and after the Effective Time.

      (b) Any Indemnified Party wishing to claim indemnification under Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

      (c) PHFG shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of six years following the Effective Time, provided, however, that in no event shall PHFG expend, in order to obtain such insurance, any amount per annum in excess of 150% of the amount of the actual annual premium paid as of the date hereof by the Company for such insurance (the "Maximum Amount"), and provided further that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, PHFG shall use its reasonable best efforts to maintain the most advantageous policy of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

      (d) In the event that PHFG or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8.

      (e) The provisions of this Section 5.8 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

5.9   Directors and Officers

      (a) PHFG agrees to take all action necessary to appoint or elect, effective as of the Effective Time, the affiliates of the Company identified in or pursuant to Section 2.1(e) hereof as directors and executive officers of the Company with the titles set forth therein. Each person who is elected as a director of the Company pursuant to Section 2.1(e) and this Section 5.9(a) shall serve until the first annual meeting of shareholders of PHFG following the Effective Time and until his or her successor is elected and qualified. Subject to compliance with the director qualification requirements set forth in PHFG's Bylaws and the fiduciary duties of the Board of Directors of PHFG, PHFG shall include each such person on the list of nominees for director presented by the Board of Directors of PHFG and for which said Board shall solicit proxies at the first annual meeting of shareholders of PHFG following the Effective Time, which persons shall be allocated equally among the three classes of directors of PHFG and nominated for election for three, two or one-year terms, as applicable.

      (b) William H. Chadwick shall continue to serve as President and Chief Executive Officer of the Company until the Effective Time. Prior to the Effective Time, PHFG shall use its reasonable best efforts to enter into a consulting agreement with William H. Chadwick which is mutually agreeable to the parties and which provides that (i) Mr. Chadwick shall be a consultant to the Surviving Corporation for a two-year period following the Effective Time, (ii) in his capacity as a consultant, Mr. Chadwick shall provide such consulting services to the Surviving Corporation as may be reasonably requested by it,
(iii) Mr. Chadwick shall receive annual compensation for services rendered by him pursuant to the consulting agreement at a rate which is not less than the base salary paid to him by the Company as of the date hereof and (iv) Mr. Chadwick shall be treated as having the age and years of credited service under the Company's noncontributory defined benefit retirement and pension plan and the Supplemental Retirement Agreement, dated November 1, 1987, between the Company and Mr. Chadwick as he would have had upon termination of employment as if he terminated employment with the Company two years following the Effective Time. Such consulting agreement shall further provide that it shall supersede the Change-In-Control Agreement, dated as of July 17, 1998, between the Company and Mr. Chadwick.

      (c) At the Effective Time, Richard E. Johnson shall be President of the Company Trust Company.

5.10  Employee Benefit Plans and Arrangements

      (a) As soon as administratively practicable after the Effective Time, PHFG shall take all reasonable action so that employees of the Company and the Company Subsidiaries shall be entitled to participate in the PHFG Employee Plans of general applicability to the same extent as similarly-situated employees of PHFG and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the PHFG Employee Plans may occur at different times with respect to different plans). For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the

PHFG Employee Plans, as well as the severance plan referred to in paragraph (c) below, PHFG and the PHFG Employee Plans shall recognize years of service with the Company, any Company Subsidiary or any predecessor thereof or entity acquired by the Company or a Company Subsidiary as such service is recognized by and reflected on the records of the Company and the Company Employee Plans as of the date hereof. PHFG and the PHFG Employee Plans shall provide employees of the Company and the Company Subsidiaries with full credit for copayment, deductible amounts and out-of-pocket maximums under any Company Employee Plans paid by such employees prior to the Effective Time and shall not apply any preexisting condition, waiting period or other similar limitations to such employees, except to the extent that any of the same is applicable to employees of PHFG and its Subsidiaries with the same amount of service credit for purposes of such PHFG Employee Plans as such employees.

      (b) For a period of six months following the Effective Time, PHFG shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires job counseling and outplacement assistance services in accordance with PHFG's employment policies and practices to assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with PHFG or a PHFG Subsidiary for which PHFG reasonably believes such persons are qualified and to consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of PHFG.

      (c) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of PHFG or a PHFG Subsidiary as of the Effective Time, and PHFG or a PHFG Subsidiary will use its best efforts to give such persons (other than any such person who is party to an employment agreement or a severance agreement) at least four weeks prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such four-week notice requirement, PHFG or a PHFG Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Company or a Company Subsidiary the right to continue employment with PHFG or a PHFG Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the applicable Company employee severance plan, copies of which PHFG acknowledges have been provided to it by the Company.

      (d) Following the Effective Time, PHFG shall, and shall cause its appropriate Subsidiaries to, honor in accordance with their terms the change-in-control agreements, employment agreements, severance agreements, supplemental retirement plans and agreements and deferred compensation plans which have been Previously Disclosed by the Company to PHFG as of the date hereof. PHFG acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company.

      (e) Except as otherwise provided herein, nothing in this Section 5.10 shall be interpreted as preventing PHFG or its Subsidiaries from amending, modifying or terminating any of the Company Employee Plans, and any contracts, arrangements, commitments or understandings of the Company or its Subsidiaries, in accordance with their terms and applicable law.

5.11  Stock Exchange Listing

      PHFG shall use all reasonable efforts to cause the shares of PHFG Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Time.

5.12  The Bank Mergers; Consolidation of Trust Operations

      (a) Prior to the Effective Time, PHFG and the Company shall take all action necessary and appropriate, including causing the entering into of appropriate merger agreements (the "Bank Merger Agreements"), to cause (i) Granite Savings Bank and Trust Company to merge with and into the Howard Bank, N.A., (ii) the Company Massachusetts Bank to merge with and into the PHFG Massachusetts Bank under the name "First Massachusetts Bank" and (iii) the Company New Hampshire Bank to merge with and into the PHFG New Hampshire Bank (individually a "Bank Merger" and collectively the "Bank Mergers"), in each case in accordance with applicable laws and regulations and the terms of the applicable Bank Merger Agreement and as soon as practicable after consummation of the Merger. The applicable Bank Merger Agreements shall provide that (i) at the effective time of the merger of the PHFG Massachusetts Bank and the Company Massachusetts Bank, directors of the surviving Massachusetts Bank shall include four persons designated by the Company and who both meet the director qualification requirements set forth in the Bylaws of the PHFG Massachusetts Bank and are otherwise reasonably acceptable to PHFG, and (ii) at the effective time of the merger of the PHFG New Hampshire Bank and the Company New Hampshire Bank, the directors of the surviving New Hampshire Bank shall include two persons designated by the Company and who both meet the director qualification requirements set forth in the Bylaws of the PHFG New Hampshire Bank and are otherwise reasonably acceptable to PHFG. In addition, at the Effective Time, the Boards of Directors of the Company Vermont Banks and the Company Trust Company shall be expanded to include, in addition to the directors thereof immediately prior to the Effective Time, such additional person or persons as may be designated by PHFG. The directors and executive officers of the Company Vermont Banks and the Company Trust Company shall serve for such terms as are specified in or determined pursuant to the articles of incorporation and bylaws or equivalent documents of such Banks.

      (b) Subject to the requirements of applicable laws and regulations, any requirement of an applicable Governmental Entity and the fiduciary duties of the Board of Directors of PHFG, the Surviving Corporation will use its reasonable best efforts following the Effective Time to consolidate the trust operations of the PHFG Banks with and into the Company Trust Company and will maintain the headquarters of the Company Trust Company in Vermont for at least two years following the Effective Time.

5.13  Affiliates; Restrictions on Resale

      (a) The Company has Previously Disclosed to PHFG, and PHFG has Previously Disclosed to the Company, a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of the Company and PHFG, respectively (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

      (b) Each of the Company and PHFG shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company and PHFG, respectively, to execute and deliver to PHFG as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of PHFG and the Company to be called pursuant to Section 5.2 hereof, a written agreement in the forms previously agreed to by PHFG and the Company.

5.14  Disclosure Supplements

      From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials or statement herein which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.15  Failure to Fulfill Conditions

      In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Mergers by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Bank Mergers.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1   Conditions Precedent - PHFG and the Company

      The respective obligations of PHFG and the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

      (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger shall have been duly and validly taken by PHFG and the Company, including approval by the requisite vote of the respective shareholders of PHFG and the Company of this Agreement.

      (b) All approvals, consents and waivers from any Governmental Entity the approval, consent or waiver of which is required for the consummation of the Merger shall have been received and all statutory waiting periods in respect thereof have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into this Agreement.

      (c) Neither PHFG nor the Company shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

      (d) The Form S-4 shall have become effective under the Securities Act, and PHFG shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue PHFG Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

      (e) The shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

      (f) KPMG LLP shall have issued a letter dated the date of the Proxy Statement and confirmed in writing as of the Effective Time to PHFG and to the Company to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under generally accepted accounting principles, and PHFG and the Company shall have received from the Affiliates of the other party the agreements referred to in Section 5.13(b) hereof to the extent necessary to ensure in the reasonable judgment of PHFG and the Company that the Merger shall be accounted for in such manner.

6.2   Conditions Precedent - The Company

      The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section
7.4 hereof.

      (a) The representations and warranties of PHFG as set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PHFG.

      (b) PHFG shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

      (c) PHFG shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman, President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

      (d) The Company shall have received the written opinions of Elias, Matz, Tiernan & Herrick L.L.P. and/or Carol L. Mitchell, Esq. dated the date of the Closing, that collectively address the matters set forth in Exhibit C hereto.

      (e) PHFG and the Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., or such other law firm or accounting firm as may be reasonably acceptable to PHFG and the Company (which opinion shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722) from PHFG, the Company and others as such adviser shall reasonably request as to factual matters), to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Company Common Stock who receive PHFG Common Stock in the Merger will not recognize income, gain or loss for federal income tax purposes, (ii) the basis of such PHFG Common Stock will equal the basis of the Company Common Stock for which it is exchanged, reduced by any amount allocable to a fractional share interest for which cash is received, and (iii) the holding period of such PHFG Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

      (f) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which PHFG or any of its Subsidiaries is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not have, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PHFG upon consummation of the Merger.

      (g) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger.

      (h) PHFG shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as the Company may reasonably request.

6.3   Conditions Precedent - PHFG

      The obligations of PHFG to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by PHFG pursuant to Section 7.4 hereof.

      (a) The representations and warranties of the Company set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

      (c) The Company shall have delivered to PHFG a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

      (d) PHFG shall have received the written opinions of Nixon Peabody LLP and/or Primmer & Piper that collectively address the matters set forth in Exhibit D hereto.

      (e) The condition set forth in Section 6.2(e) shall have been satisfied.

      (f) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not have, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PHFG upon consummation of the Merger.

      (g) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger.

      (h) The Company shall have furnished PHFG with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as PHFG may reasonably request.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1   Termination

      This Agreement may be terminated:

      (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

      (b) at any time on or prior to the Effective Time, by either PHFG or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in writing if there shall have been a breach by the other party of (i) any covenant or undertaking of it contained herein or (ii) any representation or warranty of it contained herein, which in the case of the Company would have, or could reasonably be expected to have, a Material Adverse Effect on the Company and in the case of PHFG would have, or could reasonably be expected to have, a Material Adverse Effect on PHFG, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

      (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or withdrawn at the request or recommendation of the applicable Governmental Entity or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, or if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

      (d) at any time, by any party hereto in writing, if the shareholders of PHFG or the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (including any adjournment thereof);

      (e) by either the Company or PHFG in writing if the Effective Time has not occurred by the close of business on April 1, 2000, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

      (f) by either the Board of Directors of PHFG or the Board of Directors of the Company if the Board of Directors of the other party shall have withdrawn, modified or changed in a manner adverse to the terminating party its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof;

      (g) by either PHFG or the Company if on or before 5:00 p.m. on Monday, June 7, 1999 it provides written notice to the other party to the effect that additional matters disclosed by such other party, or discovered by the terminating party, within such period and described in such notice so materially and adversely affect the financial consequences of the transactions contemplated hereby that in its reasonable judgment it would not have entered into this Agreement had they been known as of the date hereof; provided, however, that, if PHFG or the Company fails to terminate this Agreement on such basis within such period, the matters so disclosed to it by the other party will have been deemed to have been disclosed to it as of the date hereof; and

      (h) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the five-day period commencing with the Determination Date if both of the following conditions are satisfied:

            (i) the number obtained by dividing the Average Closing Price by the Starting Price (the "PHFG Ratio") shall be less than .80; and

            (ii) the PHFG Ratio shall be less than the number obtained by dividing the Final Index Value by the Index Value on the Starting Date and subtracting 0.20 from the quotient in this clause (ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(h), it shall give written notice to PHFG (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, PHFG shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the PHFG Ratio. If PHFG so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

      For purposes of this Section 7.1(h), the following terms shall have the meanings indicated:

            "Average Closing Price" shall mean the average of the closing prices of a share of PHFG Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of 20 consecutive trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

            "Determination Date" shall mean the date on which the last required approval of a Governmental Entity is obtained with respect to the Merger, without regard to any requisite waiting period in respect thereof.

            "Final Index Value" shall mean the average of the Index Values for the 20 consecutive trading days ending on the trading day prior to the Determination Date.

            "Index Value," on a given date, shall mean the index value on such date of the Nasdaq Bank Index, as such index value is reported by Bloomberg News Service on such date.

            "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

            "Starting Price" shall mean the closing price of a share of PHFG Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

7.2   Effect of Termination

      In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) Sections 5.4(b) and 8.1 hereof and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3   Survival of Representations, Warranties and Covenants

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 2.6, 2.8, 5.8, 5.9, 5.10 and 5.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive PHFG or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either PHFG or the Company.

7.4   Waiver

      Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of PHFG and the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive
(i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed, after shareholders of PHFG or the Company have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of such shareholders.

7.5   Amendment or Supplement

      This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by the parties' respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1   Expenses

      Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Form S-4 and the registration fee to be paid to the Commission in connection therewith shall be shared equally between the Company and PHFG, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

8.2   Entire Agreement

      This Agreement (including the agreements to be executed and delivered pursuant hereto), the Company Stock Option Agreement, the PHFG Stock Option Agreement and the Confidentiality Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein.

8.3   Assignment; Successors

      A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities, other than as set forth in Sections 5.8 and 5.9 hereof.

8.4   Notices

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

      If to PHFG:

            Peoples Heritage Financial Group, Inc.
            One Portland Square
            Portland, Maine 04112-9540
            Attn: William J. Ryan
                  Chairman, President and Chief Executive Officer
            Fax:  207-761-8587

      With a required copy to:

            Elias, Matz, Tiernan & Herrick L.L.P.
            734 15th Street, N.W.
            Washington, DC  20005
            Attn: Gerard L. Hawkins, Esq.
            Fax:  202-347-2172

      If to the Company:

            Banknorth Group, Inc.
            300 Financial Plaza
            P.O. Box 5420
            Burlington, Vermont 05401
            Attn: William H. Chadwick
                  President and Chief Executive Officer
            Fax: 802-860-5437

      With a required copy to:

            Nixon Peabody LLP
            101 Federal Street
            Boston, Massachusetts 02110-1832
            Attn: Kevin J. Handly, Esq.
            Fax:  617-345-1300

8.5   Alternative Structure

      Notwithstanding any provision of this Agreement to the contrary, PHFG may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Sections 6.2(e) and 6.3(e) hereof, (ii) any such modification will not jeopardize pooling-of-interests accounting treatment, (iii) the consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iv) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of PHFG set forth in Sections 6.1 and 6.3 hereof.

8.6   Interpretation

      The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written.

8.7   Counterparts

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers as of the day and year first above written.

                                    PEOPLES HERITAGE FINANCIAL
Attest:                                GROUP, INC.



 /s/ Peter J. Verrill                     By:    /s/William J. Ryan
---------------------------------                ------------------------------
Name:  Peter J. Verrill                          Name:  William J. Ryan
Title: Executive Vice President, Chief           Title: Chairman, President and
        Operating Officer, Chief Financial               Chief Executive Officer
         Officer and Treasurer


                                          BANKNORTH GROUP, INC.

Attest:


 /s/ Neil E. Robinson                     By:    /s/ William H. Chadwick
---------------------------------                ------------------------------
Name:   Neil E. Robinson                         Name:  William H. Chadwick
Title:  Treasurer                                Title: President and Chief
                                                          Executive Officer

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT

       Stock Option Agreement, dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc., a Maine corporation ("Grantee"), and Banknorth Group, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

       WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"); and

       WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

       1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 4,621,085 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Common Stock") at a price per share equal to $26.80 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

       (b) In the event that any additional shares of Common Stock are either
(i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

       2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise

Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within six months following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last Initial Triggering Event to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

       (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

           (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (x) a purchase, lease or other acquisition or assumption of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction, provided that in no event shall any merger, consolidation, purchase or similar transaction (I) involving only Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement, or (II) permitted by Section 5.6 of the Merger Agreement be deemed to be an Acquisition Transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

       (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

       (iv) The stockholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or a Grantee Subsidiary) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

       (v) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its intention to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

       (vi) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

       (vii) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

       (viii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

       (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

       (ii) The occurrence of the Initial Triggering Event described in clause
(i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 25%;

provided, however, that, notwithstanding any other provision of this Agreement to the contrary, a Subsequent Triggering Event shall be deemed to have occurred in the event that either a Shares Acquisition Date or a Distribution Date has occurred, as such terms are defined in the Rights Agreement, dated as of November 27, 1990, and amended and restated as of September 4, 1998, between Issuer and Registrar and Transfer Company, as Rights Agent.

       (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

       (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Vermont or a day on which banking institutions in the State of Vermont are authorized by law or executive order to close.

       (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

       (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

       (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

              "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

       (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

       (j) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall terminate and shall be of no further force and effect in the event that the Merger Agreement is validly terminated by either Issuer or Grantee pursuant to Section 7.1(g) thereof.

       3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

       4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

       5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

       (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

       (b) Whenever the number of Option Shares is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

       6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

       7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within six months following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the greater of (1) $20,000,000 and (2) the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus, to the extent not previously reimbursed, Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by, and the enforcement of Grantee's rights under, the Merger Agreement, including without limitation legal, accounting and investment banking fees ("Grantee's Out-of-Pocket Expenses"), and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated plus, to the extent not previously reimbursed, Grantee's Out-of-Pocket Expenses. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

       (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

       (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

       8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee

Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

       (b) The following terms have the meanings indicated:

           (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

           (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

           (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

       (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this

Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

       (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

       (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

       (f) Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

       9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

       (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

       (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

       10. The six-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

       11. (a) Issuer hereby represents and warrants to Grantee as follows:

       (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

       (ii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

       (iii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

       (b) Grantee hereby represents and warrants to Issuer that:

       (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee.

       (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

       12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

       13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

       14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $40,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $40,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof,
(ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

       (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $40,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

       15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

       16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

       17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

       18. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without regard to the conflict of law principles thereof.

       19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

       21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                        BANKNORTH GROUP, INC.

                                        By:
                                               --------------------------------
                                        Name:  William H. Chadwick
                                        Title: President and Chief Executive
                                                 Officer

                                        PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                        By:
                                               --------------------------------
                                        Name:  William J. Ryan
                                        Title: Chairman, President and
                                                 Chief Executive Officer

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

       Stock Option Agreement, dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc., a Maine corporation ("Issuer"), and Banknorth Group, Inc., a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

       WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Grantee with and into Issuer (the "Merger"); and

       WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

       1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 20,820,000 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.01 per share, of Issuer (the "Common Stock") at a price per share equal to $19.20 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

       (b) In the event that any additional shares of Common Stock are either
(i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

       2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within six months following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last Initial Triggering Event to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

       (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

           (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (x) a purchase, lease or other acquisition or assumption of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction, provided that in no event shall any merger, consolidation, purchase or similar transaction (I) involving only Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement, or (II) permitted by Section 5.6 of the Merger Agreement be deemed to be an Acquisition Transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

       (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

       (iv) The stockholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or a Grantee Subsidiary) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

       (v) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its intention to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

       (vi) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

       (vii) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

       (viii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

       (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

       (ii) The occurrence of the Initial Triggering Event described in clause
(i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 25%;

provided, however, that, notwithstanding any other provision of this Agreement to the contrary, a Subsequent Triggering Event shall be deemed to have occurred in the event that any of a Stock Acquisition Date, a Distribution Date or a Triggering Event has occurred, as such terms are defined in the Rights Agreement, dated as of September 12, 1989, between Issuer and American Stock Transfer & Trust Company, as Rights Agent, as the same may be amended in accordance with its terms after the date hereof.

       (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

       (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Maine or a day on which banking institutions in the State of Maine are authorized by law or executive order to close.

       (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

       (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

       (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

       (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

       (j) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall terminate and shall be of no further force and effect in the event that the Merger Agreement is validly terminated by either Issuer or Grantee pursuant to Section 7.1(g) thereof.

       3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

       4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

       5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of

Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

       (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

       (b) Whenever the number of Option Shares is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

       6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

       7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within six months following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the greater of (1) $20,000,000 and (2) the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus, to the extent not previously reimbursed, Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by, and the enforcement of Grantee's rights under, the Merger Agreement, including without limitation legal, accounting and investment banking fees ("Grantee's Out-of-Pocket Expenses"), and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated plus, to the extent not previously reimbursed, Grantee's Out-of-Pocket Expenses. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

       (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

       (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

       8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

       (b) The following terms have the meanings indicated:

           (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

           (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

           (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

       (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the

Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

       (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

       (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

       (f) Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

       9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

       (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

       (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the

Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

       10. The six-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

       11. (a) Issuer hereby represents and warrants to Grantee as follows:

       (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

       (ii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

       (iii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

       (b) Grantee hereby represents and warrants to Issuer that:

       (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee.

       (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

       12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

       13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

       14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $40,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $40,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof,
(ii) (x) the amount received by Grantee
pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

       (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $40,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

       15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

       16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

       17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

       18. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without regard to the conflict of law principles thereof.

       19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

       21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                        PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                        By:
                                               --------------------------------
                                        Name:  William J. Ryan
                                        Title: Chairman, President and
                                                 Chief Executive Officer

                                        BANKNORTH GROUP, INC.

                                        By:
                                               --------------------------------
                                        Name:  William H. Chadwick
                                        Title: President and Chief Executive
                                                 Officer

                                                                       EXHIBIT C

[MATTERS TO BE COVERED IN OPINION(S) OF COUNSEL TO BE DELIVERED TO THE COMPANY PURSUANT TO SECTION 6.2(d) OF THE AGREEMENT]

       (a) Each of PHFG and its Significant Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and PHFG is duly registered as a bank holding company under the BHCA.

       (b) The authorized capital stock of the Acquiror consists of 200,000,000 shares of PHFG Common Stock, of which ___________ were issued and outstanding of record as of [the end of the month preceding the closing date], and 5,000,000 shares of PHFG Preferred Stock, none of which are issued and outstanding as of the date hereof. All of the outstanding shares of PHFG Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and the shareholders of PHFG have no preemptive rights with respect to any shares of capital stock of PHFG. All of the outstanding shares of capital stock of the PHFG Subsidiaries which are Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are directly or indirectly owned by PHFG free and clear of all Liens or rights of third parties of any kind whatsoever.

       (c) The Agreement has been duly authorized, executed and delivered by PHFG and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of PHFG enforceable in accordance with its terms, except that the enforceability of the obligations of PHFG may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

       (d) All corporate and shareholder actions required to be taken by PHFG by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken.

       (e) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by PHFG to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained.

       (f) The shares of PHFG Common Stock to be issued pursuant to the terms of the Agreement have been duly authorized by all necessary corporate action on the part of PHFG and, when issued in accordance with the terms of the Agreement, will be validly issued and fully paid and nonassessable.

       (g) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in PHFG's Securities Documents, there are no material legal or governmental proceedings pending to which PHFG or a PHFG Subsidiary is a party or to which any property of PHFG or a PHFG Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

       Such counsel also shall state that it has no reason to believe that the information relating to PHFG and the PHFG Subsidiaries contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and PHFG and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon (i) certificates of governmental officials and, as to matters of fact, certificates of officers of PHFG or a PHFG Subsidiary and (ii) in the case of Elias, Matz, Tiernan & Herrick L.L.P., Carol L. Mitchell, Esq. The opinion of such counsel may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Company.

                                                                       EXHIBIT D

[MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO PHFG PURSUANT TO
SECTION 6.3(d) OF THE AGREEMENT]

       (a) Each of the Company and the Company Banks is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and the Company is duly registered as a bank holding company under the BHCA.

       (b) The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock, of which _______ shares are issued and outstanding of record as of the date hereof, and 500,000 shares of Company Preferred Stock, none of which are issued and outstanding as of the date hereof. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. All of the outstanding shares of capital stock of each Company Bank have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided by the National Bank Act with respect to an entity chartered thereunder), and, to the knowledge of such counsel, are directly or indirectly owned by the Company free and clear of all Liens or rights of third parties of any kind whatsoever. To such counsel's knowledge, except by virtue of (i) the Company Stock Option Agreement, (ii) the Company Rights and (iii) outstanding Rights to purchase shares of Company Common Stock pursuant to the Company Stock Option Plans, as Previously Disclosed by the Company to PHFG pursuant to the Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company or a Company Subsidiary.

       (c) The Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by PHFG, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that the enforceability of the obligations of the Company may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

       (d) All corporate and shareholder actions required to be taken by the Company by law and the Certificate of Incorporation and Bylaws of the Company to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken.

       (e) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by the Company to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained.

       (f) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Company's Securities Documents, there are no material legal or governmental proceedings pending to which the Company or a Company Subsidiary is a party or to which any property of the Company or a Company Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

       Such counsel also shall state that it has no reason to believe that the information relating to the Company and the Company Subsidiaries contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and PHFG and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon (i) certificates of governmental officials, certificates or opinions of other counsel to the Company or a Company Subsidiary reasonably satisfactory to the Acquiror and, as to matters of fact, certificates of officers of the Company or a Company Subsidiary and (ii) in the case of Nixon Peabody LLP, Primmer & Piper, P.C. The opinion of such counsel may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to PHFG.


                                       2